AIM BALANCED-RISK RETIREMENT 2050 FUND                             SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   12/31/2009
FILE NUMBER :        811-2699
SERIES NO.:          23

72DD.       1  Total income dividends for which record date passed during the period. (000's Omitted)
               Class A                                  $   119
            2  Dividends for a second class of open-end company shares (000's Omitted)
               Class B                                  $    19
               Class C                                  $    23
               Class R                                  $    47
               Class Y                                  $     3
               Institutional Class                      $     1

73A.           Payments per share outstanding during the entire current period: (form nnn.nnnn)
            1  Dividends from net investment income
               Class A                                   0.3771
            2  Dividends for a second class of open-end company shares (form nnn.nnnn)
               Class B                                   0.3364
               Class C                                   0.3364
               Class R                                   0.3648
               Class Y                                   0.3901
               Institutional Class                       0.3901

74U.        1  Number of shares outstanding (000's Omitted)
               Class A                                      355
            2  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
               Class B                                       61
               Class C                                       69
               Class R                                      136
               Class Y                                        7
               Institutional Class                            3

74V.        1  Net asset value per share (to nearest cent)
               Class A                                  $  7.13
            2  Net asset value per share of a second class of open-end company shares (to nearest cent)
               Class B                                  $  7.08
               Class C                                  $  7.09
               Class R                                  $  7.11
               Class Y                                  $  7.14
               Institutional Class                      $  7.14